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                                                                       Exhibit 5
                           THOMPSON HINE & FLORY LLP
                            2000 Courthouse Plaza NE
                                 P.O. Box 8801
                             Dayton, OH  45401-8801

                                 March 16, 1998

Omnicare, Inc.
50 East RiverCenter Blvd.
Suite 1530
Covington, KY  41011

Ladies and Gentlemen:

     We have acted as counsel to Omnicare, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 for the registration of 80,000 shares of common stock, $1.00 par value per share, of the Company (the "Shares") that may be issued upon the exercise of certain Warrants dated January 15, 1998 granted by the Company to each of Irwin Berkley, Sheila K. Fiepke, Karl A. Kalas, Ed Kaufman, Carol A. King, Greg Schoonover and Lawrence Wayne (the "Warrants").

     We have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Warrants and the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The issuance of the Shares upon exercise of the Warrants has been duly authorized by the Company and, when the Shares have been issued as authorized in accordance with the terms of the Warrants, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent.

                                               Very truly yours,

                                               /s/ Thompson Hine & Flory LLP

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